Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117098) pertaining to the:

2002 Incentive Stock Option Plan

2001 Incentive Stock Option Plan

2000 Incentive Stock Option Plan

1999 U.S. Incentive Stock Option Plan

1996 Mitotix, Inc. Equity Incentive Plan

Convertible Bonds Terms and Conditions for Managers

of the Company and Management Bodies and Second-Tier Domestic and

Management of Foreign Affiliated Enterprises as well as for Consultants dated

May 21, 2003

Convertible Bonds Terms and Conditions for Managers of the Company and

Management Bodies and Management of Second-Tier Domestic Foreign Affiliated

Enterprises as well as for Consultants

dated June 11, 2002

of GPC Biotech AG of our report dated February 18, 2005, with respect to the consolidated financial statements of GPC Biotech AG included in its Annual Report

(Form 20-F), for the year ended December 31, 2004.

Ernst & Young AG

Wirtschaftsprüfungsgesellschaft

March 31, 2005

/s/ Dr. Elia Napolitano	/s/ Dirk Gallowsky

Dr. Elia Napolitano	ppa. Dirk Gallowsky